Exhibit 10.3(a)

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

HOTSHINE HOLDINGS, INC.

THIS AGREEMENT (the “Agreement”) is entered into as of [____] (the “Grant Date”) by and between Hotshine Holdings, Inc., a Delaware corporation (the “Company”), and [___], an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board of Directors of the Company has approved the 2014 Stock Option Plan of Hotshine Holdings, Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Committee appointed to administer the Plan pursuant to Section 6.1 of the Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option; and

WHEREAS, the Optionee has entered into a Stockholders Agreement with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 “Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government; (b) certificates of deposit or bankers acceptances with maturities of one year or less from institutions with at least $1 billion in capital and surplus and whose long-term debt is rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s; (c) commercial paper issued by a corporation rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s and in each case maturing within one year; (d) investment funds investing at least ninety-five percent (95%) of their assets in cash or assets of the types described in clauses (a) through (c) above; and (e) securities that are freely tradeable by the holder thereof on the New York Stock Exchange, Nasdaq or another principal exchange and in which there is sufficient trading activity and volume to allow for the orderly disposition of such securities by the holders thereof.

Section 1.2 “Cause” has the meaning provided therefor in the Employment Agreement or, if the Optionee is not at the time party to an effective Employment Agreement with a “Cause” definition, then “Cause” means any of the following: (a) commission of, conviction of, or entry of a plea by the Optionee of nolo contendere to a felony that is materially detrimental to the Company or any of its Subsidiaries, its reputation, or its stockholders; (b) malfeasance, willful or gross misconduct, or willful dishonesty of the Optionee that materially and adversely affects the business or affairs of the Company or any of its Subsidiaries, its reputation, or its stockholders; (c) conviction of or entry of a plea by the Optionee of nolo contendere to a crime involving fraud; (d) material violation by the Optionee of the ethics/policy code of the Company or any of its Subsidiaries, including breach of duty of loyalty to the Company or such Subsidiary; (e) willful failure by the Optionee to perform his duties and responsibilities hereunder or under any Employment Agreement, which failure has not been cured by the Optionee within fifteen (15) days after written notice thereof to the Optionee from the Company; (f) inappropriate use or disclosure by the Optionee of the Proprietary Information in violation of this Agreement, the Stockholders Agreement or any Employment Agreement that adversely affects the business or the affairs of the Company or any of its Subsidiaries in a material way; or (g) material breach by the Optionee not caused by the Company or any of its Subsidiaries of any terms and conditions of this Agreement, the Stockholders Agreement or any Employment Agreement, which breach has not been cured by the Optionee within fifteen (15) days after written notice thereof to the Optionee from the Company or any of its Subsidiaries.

Section 1.3 “Change in Control” shall mean (a) the sale of all or substantially all of the assets of the Company to any other Person (other than the Company, any of its Subsidiaries, any of the Principal Stockholders or any of their Affiliates, or any employee benefit plan maintained by the Company or any of its Subsidiaries), or (b) a change in beneficial ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock or other securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, any of the Principal Stockholders or any of their Affiliates, or any employee benefit plan maintained by the Company or any of its Subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d- 3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.

Section 1.4 “Committee” shall have the meaning set forth in the Recitals hereto.

Section 1.5 “Company” shall have the meaning set forth in the preamble hereto.

Section 1.6 “Disability” shall mean the Board has made a good faith determination that the Optionee has become physically or mentally incapacitated or disabled such that the Optionee is unable to perform for the Company substantially the same services as the Optionee performed prior to incurring such incapacity or disability, and such incapacity or disability exists for an aggregate of four (4) calendar months in any twelve (12) month period. In connection with making such determination, the Company, at its option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability, and the determination made by such physician shall be binding on the parties for the purposes of this Agreement.

Section 1.7 “Employment Agreement” shall mean the written employment agreement between the Optionee and the Company or any of its Subsidiaries (or their successors in interest) in effect at such time, if any.

Section 1.8 “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.9 “Inventions” shall have the meaning set forth in Section 4.5.

Section 1.10 “Investment” shall mean the aggregate investment of funds by the Principal Stockholders in equity securities of the Company and its Subsidiaries (other than any purchase of equity securities by a Principal Stockholder at any time from any other Principal Stockholder).

Section 1.11 “Investor Return” shall mean the annual compounded pre-tax internal rate of return on the Investment reasonably determined by the Committee with respect to the period beginning on the Closing and ending on the Measurement Date.

Section 1.12 “IPO Date” shall mean the effective date of an Initial Public Offering.

Section 1.13 “Maximum Amount” shall mean, with respect to the Investment, a dollar amount representing the lesser of:

(a) the amount of Proceeds necessary to result in a Principal Stockholder MOIC equal to [___]; or

(b) the amount of Proceeds necessary to result in an Investor Return equal to [___]%.

Section 1.14 “Measurement Date” shall mean the earlier of (a) the date of the consummation of the first Change in Control after the Closing or (b) the IPO Date.

Section 1.15 “Noncompetition Period” shall mean the period of the Optionee’s employment or services with the Company and the twelve (12) month period thereafter.

Section 1.16 “Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Section 1.17 “Optionee” shall have the meaning set forth in the preamble hereto.

Section 1.18 “Performance-Vesting Option” shall have the meaning set forth in Section 3.1(b).

Section 1.19 “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.20 “Principal Stockholder MOIC” shall mean the “multiple of invested capital” received by the Principal Stockholders on the Investment as of the Measurement Date, which shall be equal to the ratio of (a) the sum of (i) the amount of all actual Proceeds received by the Principal Stockholders with respect to the Investment on or prior to such Measurement Date and (ii) the aggregate value of the equity securities of the Company held by the Principal Stockholders immediately following the Change in Control or Initial Public Offering, as applicable, that do not constitute Proceeds (determined based on the price per share in connection with the Change in Control or Initial Public Offering) to (b) the amount of the Investment made on or prior to such Measurement Date.

Section 1.21 “Proceeds” shall mean actual cash proceeds received by the Principal Stockholders in respect of the Investment on or after the Closing (other than any cash proceeds received by a Principal Stockholder from another Principal Stockholder), including (a) any cash dividends, cash distributions or cash interest made or paid by the Company or any of its Subsidiaries in respect of the Investment (but excluding any management and similar fees or other amounts payable that are not directly attributable to the Investment) and (b) any cash or Cash Equivalents received for the disposal of any portion of the Investment (including, without limitation, any cash or Cash Equivalents received by the Principal Stockholders on or prior to the Measurement Date upon the conversion of non-Cash Proceeds realized by the Principal Stockholders on the Investment).

Section 1.22 “Proprietary Information” shall mean (a) the name or address of any customer, supplier or affiliate of the Company or any information concerning the transactions or relations of any customer, supplier or affiliate of the Company or any of its shareholders; (b) any information concerning any product, service, technology or procedure offered or used by the Company, or under development by or being considered for use by the Company; (c) any information relating to marketing or pricing plans or methods, capital structure, or any business or strategic plans of the Company; (d) any Inventions; and (e) any other information which the Board has determined by resolution and communicated to the Optionee in writing to be proprietary information for purposes hereof; provided, however, that “Proprietary Information” shall not include any information that is or becomes generally known to the public other than through actions of the Optionee in violation of the restrictive covenants set forth in Article IV.

Section 1.23 “Qualifying Termination” shall mean the date of the Optionee’s Termination of Services due to death or Disability.

Section 1.24 “Target Amount” shall mean, with respect to the Investment, a dollar amount representing the lesser of:

(a) the amount of Proceeds necessary to result in a Principal Stockholder MOIC equal to [___]; or

(b) the amount of Proceeds necessary to result in an Investor Return equal to [___]%.

Section 1.25 “Time-Vesting Option” shall have the meaning set forth in Section 3.1(a).

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [___] shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3 Option Price. The purchase price of the shares of Common Stock covered by the Option shall be $[____] per share (without commission or other charge), which is not less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date.

ARTICLE III.

EXERCISABILITY

Section 3.1 Commencement of Exercisability.

(a) Subject to Sections 3.1(c) and 3.3, 60% of the Option (the “Time-Vesting Option”) shall become exercisable in five equal and cumulative installments; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through such date, as follows:

(i) The first installment shall consist of 12% of the shares covered by the Option (20% of the Time-Vesting Option) and shall become exercisable on [____];

(ii) The second installment shall consist of an additional 12% of the shares covered by the Option (20% of the Time-Vesting Option) and shall become exercisable on [____];

(iii) The third installment shall consist of an additional 12% of the shares covered by the Option (20% of the Time-Vesting Option) and shall become exercisable on [____];

(iv) The fourth installment shall consist of an additional 12% of the shares covered by the Option (20% of the Time-Vesting Option) and shall become exercisable on [____]; and

(v) The fifth installment shall consist of the remaining 12% of the shares covered by the Option (20% of the Time-Vesting Option) and shall become exercisable on [____].

Notwithstanding the foregoing, upon the occurrence of a Change in Control of the Company, the Time-Vesting Option shall become fully vested and exercisable immediately prior to the effective date of such Change in Control; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the consummation of such Change in Control.

(b) Subject to Sections 3.1(c) and 3.3, 40% of the Option (the “Performance-Vesting Option”) shall be eligible to become exercisable; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the applicable Measurement Date, as follows:

(i) 20% of the shares covered by the Option (50% of the Performance-Vesting Option) shall become vested and exercisable on the Measurement Date if, as of the Measurement Date, the Principal Stockholders receive Proceeds greater than or equal to the Target Amount; and

(ii) The remaining 20% of the shares covered by the Option (50% of the Performance-Vesting Option) shall become vested and exercisable on the Measurement Date if, as of the Measurement Date, the Principal Stockholders receive Proceeds greater than or equal to the Maximum Amount.

For the avoidance of doubt, the Performance-Vesting Option shall become vested and exercisable immediately prior to the Measurement Date to the extent that the Principal Stockholders receive Proceeds greater than or equal to the Target Amount and/or Maximum Amount, as applicable, as of the Measurement Date; provided that the Optionee remains continuously employed or engaged in active service by the Company or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the Measurement Date.

(c) No portion of the Option which is unexercisable at Termination of Services for any reason shall thereafter become exercisable (and such unexercisable portion shall be forfeited as of the date of such Termination of Services); provided that, notwithstanding the foregoing, in the event that a Qualifying Termination occurs prior to any Measurement Date, a portion of the Performance-Vesting Option equal to the portion of the Time-Vesting Option that has already vested as of the date of such Qualifying Termination shall become vested and exercisable such that, immediately following such vesting, an equivalent percentage of the Time-Vesting Option and the Performance-Vesting Option shall be vested and exercisable. No portion of the Performance-Vesting Option which is unexercisable immediately following the Measurement Date (after taking into account any vesting that occurs pursuant to Section 3.1(b) on any Measurement Date) shall thereafter become exercisable (and such unexercisable portion shall be forfeited as of immediately following the Measurement Date).

Section 3.2 Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable; provided that, to the extent the Company provides notice of any Agreement Breach (as defined below) pursuant to Section 3.3(c), the Optionee may not exercise any installment unless and until the Optionee has cured such Agreement Breach.

Section 3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) The 90th day following the date of the Optionee’s Termination of Services for any reason other than (i) termination by the Company for Cause or (ii) a Qualifying Termination; or

(c) Notwithstanding the provisions of Section 3.1, in the event of the Optionee’s Termination of Services by the Company for Cause the Optionee shall, immediately prior to such Termination of Services (and subject to such Termination of Services), forfeit the Option, whether vested or unvested; in addition, if the Optionee breaches this Agreement, the Stockholders Agreement or any Employment Agreement following the Optionee’s Termination of Services in a manner that would constitute Cause under subsection (g) of the definition thereof (an “Agreement Breach”) and the Optionee does not cure such Agreement Breach within fifteen (15) days after written notice thereof to the Optionee from the Company or any of its Subsidiaries, the Optionee shall, immediately following the expiration of such cure period, forfeit the Option, whether vested or unvested (assuming the Optionee fails to timely cure the applicable Agreement Breach); or

(d) In the case of a Qualifying Termination, the expiration of one year from the date of the Optionee’s Termination of Services.

Section 3.4 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 10 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

ARTICLE IV.

RESTRICTIVE COVENANTS

Section 4.1 Non-Competition. The Optionee acknowledges that in the course of the Optionee’s employment with the Company the Optionee will become familiar with Proprietary Information and that the Optionee’s services will be of special, unique and extraordinary value to the Company. Therefore, the Optionee agrees that, during the Noncompetition Period, the Optionee shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with any business of the Company within the United States and any other geographical area in which the Company then engages in business or engaged in business at any time during the Optionee’s employment with the Company, including, without limitation, each and every parish and municipality within Louisiana set forth in Exhibit A (such business, “Competing Business”). Nothing herein shall prohibit the Optionee from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation which is publicly traded so long as the Optionee has no direct or indirect active participation in the business of such corporation.

Section 4.2 Non-Solicitation. During the Noncompetition Period, the Optionee shall not directly or indirectly (a) induce or attempt to induce any employee of the Company to terminate such employment, or in any way interfere with the employee relationship between the Company and any such employee; (b) hire any person who is, or, at any time during the 18-month period immediately prior to the date of the Optionee’s Termination of Services, was, an employee of the Company; or (c) induce or attempt to induce any person having a business relationship with the Company to cease doing business with the Company or interfere materially with the relationship between any such person and the Company.

Section 4.3 Proprietary Information. The Optionee agrees that the Optionee shall not use for the Optionee’s own purpose or for the benefit of any person or entity (including, without limitation, a Competing Business) other than the Company or its shareholders or affiliates, nor shall the Optionee otherwise disclose to any individual or entity at any time while the Optionee is employed by the Company or thereafter any Proprietary Information of the Company unless such disclosure (a) has been authorized by the Board; (b) is reasonably required within the course and scope of the Optionee’s employment with the Company; or (c) is required by law, a court of competent jurisdiction or a governmental or regulatory agency.

Section 4.4 Surrender of Records. The Optionee agrees that, upon Termination of Services, the Optionee shall not retain and shall promptly surrender to the Company all correspondence, memoranda, files, manuals, financial, operating or marketing records, magnetic tape, or electronic or other media of any kind which may be in the Optionee’s possession or under the Optionee’s control or accessible to the Optionee which contain any Proprietary Information.

Section 4.5 Inventions and Patents.

(a) The Optionee agrees that all inventions, innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Company’s business developed by the Optionee alone or in conjunction with others (“Inventions”) at any time during the Optionee’s employment by the Company shall belong to the Company. The Optionee will use the Optionee’s best efforts to perform all actions reasonably requested by the Board to establish and confirm such ownership by the Company. Notwithstanding the foregoing, the Optionee understands that this Agreement does not require assignment of any Invention to the extent that such Invention qualifies for protection under Section 2870 of the California Labor Code, 765 Ill. Comp. Stat. Ann. 1060/2, Section 44-130 of the Kansas Statutes, Section 181.78 of the 2016 Minnesota Statutes or Section 49.44.140 of the Revised Code of Washington, the current text of each of which is attached hereto as Exhibit B.

(b) The Optionee acknowledges that the Company has provided the Optionee with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act of 2016: (i) the Optionee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) the Optionee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Proprietary Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if the Optionee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Optionee may disclose the Proprietary Information to his or her attorney and use the Proprietary Information in the court proceeding, if the Optionee files any document containing the Proprietary Information under seal, and does not disclose the Proprietary Information, except pursuant to court order.

Section 4.6 Non-Disparagement. The Optionee agrees not to disparage the Company, any of its products or practices, any of its directors, officers, agents, representatives, employees or affiliates, either orally or in writing, at any time; provided that the Optionee shall not be required to make any untruthful statement or to violate any law.

Section 4.7 Limited Exceptions. Notwithstanding anything to the contrary in Section 4, (a) to the extent this Section 4 is subject to the internal laws of the State of California, Section 4.1 and 4.2(c) shall not apply and the word “hire” in Section 4.2(b) shall be replaced with “solicit for the purpose of employing”; (b) to the extent this Section 4 is subject to the internal laws of the State of North Dakota, Section 4.1 and 4.2(c) shall not apply; (c) to the extent this Section 4 is subject to the internal laws of the State of Oklahoma, Section 4.1 shall not apply and Section 4.2 shall only apply to limit the Optionee’s direct solicitation of the Company’s established customers for purposes of sale of goods or services; (d) to the extent this Section 4 is subject to the internal laws of the State of Illinois or North Carolina, Section 4.2(c) shall only apply to limit inducing or attempting to induce persons that the Optionee has had business contact with while employed at the Company; and (e) to the extent this Section 4 is subject to the internal laws of the State of Missouri, Section 4.2(a) and (b) shall not apply to the extent the Optionee solicits secretarial or clerical employees of the Company.

Section 4.8 Definition of the Company. For purposes of this Article IV, the term “Company” shall include Hotshine Holdings, Inc. and any and all of its subsidiaries and joint ventures as the same may exist from time to time.

Section 4.9 Enforcement. The parties hereto agree that the time, duration and area for which the covenants set forth in this Article IV are to be effective are reasonable. In the event that any court or arbitrator determines that the time period or the area, or both of them, are unreasonable and that any of the covenants are to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. The parties intend that this Article IV will be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America. The Optionee agrees that damages are an inadequate remedy for any breach of the covenants in this Article IV and that the Company will, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Article IV. The Optionee acknowledges and agrees that this Article IV (a) is ancillary to a valid employment relationship with the Company or one of its Subsidiaries, (b) is reasonably necessary to protect the Company’s legitimate business interest (including, without limitation, the Company’s customer relationships and Proprietary Information), and (c) does not unreasonably restrict the Optionee’s right to work in his chosen profession. Notwithstanding anything to the contrary, nothing herein is intended to or will prohibit the Optionee from filing a charge with, reporting possible violations of law or regulation to, participating in any investigation by, cooperating with, or communicating directly with, or providing information in confidence to, any governmental entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation.

ARTICLE V.

REPURCHASE RIGHT.

Section 5.1 Repurchase Right. In the event of an Agreement Breach (which, for avoidance of doubt, includes but is not limited to any violation of Article IV of this Agreement), the Company shall have the right to purchase all or a portion of the shares of Common Stock issued upon exercise of the Option (the “Option Shares”) held by such Optionee and any other Person to whom such Optionee has transferred such shares, at an aggregate purchase price equal to the lesser of (x) the exercise price paid by such Optionee in connection with the exercise of the Option and (y) the Fair Market Value thereof (the “Repurchase Right”).

Section 5.2 Repurchase Notice and Closing. At any time following an Agreement Breach, the Company may exercise the Repurchase Right by delivering to the Optionee (or his or her transferee, as applicable) a written notice indicating the Company’s intention to exercise the Repurchase Right and the amount to be paid to the Optionee in consideration for the repurchase of the Option Shares, which shall be paid in cash, by certified check or by wire transfer of immediately available funds. The closing of any repurchase of the Option Shares pursuant to this Article V shall occur on a date selected by the Company no later than 60 days following the date of delivery of the Company’s written notice of exercise of the Repurchase Right and, following such closing, the Optionee (and his or her transferee, if applicable) shall have no further rights with respect to the Option Shares.

Section 5.3 Repurchase Delay. Notwithstanding anything to the contrary herein, if the Company requires the consent of any of its lenders in order to exercise the Repurchase Right pursuant to this Article V and cannot obtain such consent (or can obtain such consent only subject to the imposition by such lender of additional costs, restrictions or other obligations on the Company or any of its Affiliates), the Company may notify the Optionee in writing of such failure to obtain consent and defer the closing of the repurchase of such Option Shares until such time as such consent is obtained or is no longer required.

Section 5.4 Termination. The provisions of this Article V shall terminate upon the consummation of an Initial Public Offering.

ARTICLE VI.

OTHER PROVISIONS

Section 6.1 Not a Contract of Employment or Services. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or engagement of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 6.2 Shares Subject to Plan and Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. For the avoidance of doubt, Article V of this Agreement is in addition to, and does not terminate, amend or modify, any repurchase rights with respect to the Option Shares under the Stockholders Agreement.

Section 6.3 Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, (a) if Optionee primarily resides in California, Section 4 shall be administered, interpreted and enforced under the internal laws of the State of California, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of California and (b) if, pursuant to applicable state law, Section 4 is otherwise required to be administered, interpreted and enforced under the internal laws of a state other than the State of Delaware, Section 4 will be administered, interpreted and enforced under the internal laws of such state.

Section 6.4 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 6.5 Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that the Optionee’s consent shall be required with respect to any such action unless (a) the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Optionee or (b) such change is permitted under Section 7.1 of the Plan or Section 6.6 or 6.7 of this Agreement.

Section 6.6 Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that this Option may be subject to Section 409A of the Code, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A of the Code be transferred from the Optionee or any other Person to the Company or any of its Affiliates, employees or agents pursuant to the terms of this Agreement or otherwise.

Section 6.7 Stockholder Approval.

(a) Except as otherwise provided in Section 6.7(b), in the event that the Company determines that any right to receive the Option, payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting and/or exercisability of the Option and taking into account the effect of this Section) or any employment agreement by and between the Optionee and the Company, to or for the benefit of the Optionee (the “Payments”), would, in whole or part when aggregated with any other right, payment or benefit to or for the Optionee under all other agreements or benefit plans of the Company, be nondeductible by the Company (or other person making such payment or providing such benefit) as a result of Section 280G of the Code and/or would subject the Optionee to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then, to the extent necessary to make the Payments deductible and to exempt the Payments from the Excise Tax (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Option or any other right, payment or benefit under this Agreement shall not become exercisable, vested or paid.

(b) Notwithstanding any other provision of this Agreement, the provisions of Section 6.7(a) shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code and/or would subject the Optionee to the Excise Tax are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations thereunder.

(c) The Company shall use commercially reasonable efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of the Company’s stockholders pursuant to Section 6.7(b).

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

HOTSHINE HOLDINGS, INC.

By:
Its:

OPTIONEE

[____]

Residence Address:

Optionee’s Social Security Number: